Exhibit 10.3

Execution Copy

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 28, 2017, by and among BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (the “Company”), and each of the investors set forth on the signature pages hereto (each, the “Investor” and collectively, the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

DEFINITIONS

1.1         Definitions. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note. In addition to the terms defined in the Note, the following terms have the meanings indicated:

“Additional Notes” has the meaning ascribed to such term in Section 2.1(b)(i).

“Affiliate” means with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary (or Managed PC, as applicable) of such first Person.

“Agreement” has the meaning ascribed to such term in the preamble hereof.

“Approved Holder Majority” has the meaning ascribed to such term in Section 5.1(o)(ii).

“Approved Stock Plan” means any employee benefit plan that has been approved by the board of directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant or director for services provided to the Company.

“Articles of Amendment of Series A Preferred Stock” means the Articles of Amendment to the Articles of Incorporation of the Company setting forth the preferences, limitations and relative rights of the Series A Preferred Stock of the Company in the form attached hereto as Exhibit B.

“Articles of Amendment of Series B Preferred Stock” means the Articles of Amendment to the Articles of Incorporation of the Company setting forth the preferences, limitations and relative rights of the Series B Preferred Stock of the Company in the form attached hereto as Exhibit C.

“as-converted basis” means, with respect to the outstanding shares of Common Stock, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the Series B Preferred Stock that is either (x) then outstanding or (y) issuable upon conversion of the Notes and Series A Preferred Stock then outstanding, as adjusted to appropriately reflect any stock split, combination, reclassification, recapitalization or similar transaction, are assumed to be then outstanding.

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“Bank” means Guaranty Bank and Trust Company, a Colorado bank.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Buy-In Price” has the meaning set forth in Section 7.12(e).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Collateral” has the meaning ascribed to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any other agreement pursuant to which the Company or any other Person provides a Lien on its assets in favor of the Investors, and all filings, documents and agreements made or delivered pursuant thereto.

“Common Stock” means the common stock, without par value per share, of the Company as constituted on the date hereof and any stock into which any such common stock is changed or any stock resulting from any stock split, stock dividend or other recapitalization or reclassification of any such common stock.

“Common Stock Equivalent” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock (other than such instruments issued pursuant to a dividend reinvestment plan or share purchase plan or similar plans), including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock, note or other evidence of indebtedness that is convertible into or exchangeable or exercisable for shares of Common Stock.

“Company” has the meaning ascribed to such term in the preamble hereof.

“Company Indemnified Liabilities” has the meaning ascribed to such term in Section 7.11(b).

“Company Indemnitees” has the meaning ascribed to such term in Section 7.11(b).

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“Contingent Liabilities” means each obligation and liability of the Company and all such obligations and liabilities of the Company incurred pursuant to any agreement, undertaking or arrangement by which the Company: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) undertakes or agrees to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) have meanings correlative thereto.

“Conversion Price” has the meaning ascribed to such term in the Note.

“Default” has the meaning ascribed to such term in the Note.

“Dilutive Issuance” means any issuance or sale by the Company of any shares of Common Stock or Common Stock Equivalents (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a price equal to Conversion Price under the Notes in effect immediately prior to such issue or sale.

“Disclosure Materials” has the meaning set forth in Section 4.5.

“Disclosure Schedule” means that certain Disclosure Schedule, of near or even date herewith, containing certain disclosure schedules, executed and delivered by the Company to the Investors pursuant to Section 2.3(p) hereto.

“Disqualification Event” has the meaning ascribed to such term in Section 4.25.

“EBITDA” means for any period, an amount equal to the sum of (a) consolidated net income for such period plus (b) the following to the extent deducted in calculating such consolidated net income: (i) interest charges for such period, (ii) federal, state and local income taxes for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash stock compensation expense for such period, (v) all other non-recurring charges (including, without limitation, location closure costs, proxy contest costs and legal costs) approved in advance by Bank, in its reasonable discretion, and (vi) losses for such period from the sale or other disposition of property less (c) the following to the extent included in calculating such consolidated net income: (i) non-cash gains for such period and (ii) gains for such period from the sale or other disposition of property.

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“Evaluation Date” has the meaning ascribed to such term in Section 4.14.

“Event of Default” has the meaning ascribed to such term in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means any Common Stock issued or issuable: (i) in connection with or pursuant to any Approved Stock Plan; (ii) upon conversion of the Notes, Series A Preferred Stock or Series B Preferred Stock; and (iii) upon conversion of Common Stock Equivalents that are outstanding on the day immediately preceding the date hereof, provided that the terms of such Common Stock Equivalents are not amended, modified or changed in any manner adverse to the Investors on or after the date hereof.

“Fifth Amendment” means the Fifth Amendment, dated as of December 28, 2017, to the Guaranty Bank Agreement.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Governing Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its certificate of designation(s) of preferred stock, its bylaws, partnership or operating agreement or other organizational documents, and all shareholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

“Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Guaranty Bank Agreement” means the Loan and Security Agreement, by and between the Company and the Bank, including the Fifth Amendment, as amended, restated, supplemented or otherwise modified from time to time.

“Indebtedness” (and the lower-case version of the same) means, with respect to any Person, all liabilities, obligations and indebtedness of such Person of every kind and nature, including, without limitation: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.

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“Indemnified Party” has the meaning ascribed to such term in Section 7.11(c).

“Indemnifying Party” has the meaning ascribed to such term in Section 7.11(c).

“Investor(s)” has the meaning ascribed to such term in the preamble hereof.

“Investor Director(s)” shall have the meaning ascribed to such term in Section 5.1(o)(i).

“Investor Indemnified Liabilities” has the meaning ascribed to such term in Section 7.11(a).

“Investor Indemnitees” has the meaning ascribed to such term in Section 7.11(a).

“Issuer Covered Person” has the meaning ascribed to such term in Section 4.25.

“Legend Removal Date” has the meaning ascribed to such term in Section 7.12(d).

“Leverage Ratio” means, on a consolidated basis, the ratio of (a) Indebtedness (as of the end of the most recently completed calendar quarter), other than Indebtedness under the Notes, Series A Preferred Stock and Series B Preferred Stock, to (b) EBITDA (for the most recently completed four calendar quarters).

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries or its Managed PCs.

“Majority Holders” means the holders of a majority of the then-outstanding shares of Common Stock issued or issuable upon conversion of the Notes and Series A Preferred Stock (assuming conversion of (i) the Notes and Series A Preferred Stock into Series B Preferred Stock and (ii) Series B Preferred Stock into Common Stock).

“Managed PC” means a professional corporation or comparable entity professional corporation or comparable entity engaged in the practice of dentistry for which the Company provides administrative, business and/or marketing support and advice pursuant to a Management Agreement.

“Management Agreement” means a written agreement pursuant to which the Company provides administrative, business and/or marketing support and advice to a Managed PC.

“Material Adverse Effect” means (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its direct or indirect Subsidiaries and its Managed PCs, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Senior Indebtedness or Transaction Documents to which such Person is party.

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“Modified Performance Targets” means the following performance targets for the Company: (a) The Company shall achieve a trailing 12-month EBITDA of (i) $2,040,000 by June 30, 2018, (ii) $2,762,500 by December 31, 2018, (iii) $3,612,500 by June 30, 2019, and (iv) $4,675,000 by June 30, 2020; and (b) the Company shall maintain the following maximum Leverage Ratio: (i) 3.75:1 by June 30, 2018 and (ii) 2.5:1 by June 30, 2019 and thereafter.

“Money Laundering Laws” has the meaning ascribed to such term in Section 4.24.

“Net Debt” has the meaning ascribed to such term in Section 2.1(b)(i).

“Note(s)” has the meaning ascribed to such term in Section 2.1(a).

“Note Conversion Shares” means both the Series B Preferred Stock and the Common Stock, collectively, that are issuable upon the conversion of the Notes and Series A Preferred Stock in accordance with Section 6 of the Notes and the Articles of Amendment of Series A Preferred Stock.

“Note Documents” means, collectively, this Agreement, the Notes, the Collateral Documents, the Disclosure Schedule and all other certificates, documents, agreements and instruments delivered to the Investors in connection with the purchase by the Investors of the Notes.

“Participation Maximum” has the meaning set forth in Section 6.1(a).

“Performance Targets” means the following performance targets for the Company: (a) The Company shall achieve a trailing 12-month EBITDA of (i) $2,400,000 by June 30, 2018, (ii) $3,250,000 by December 31, 2018, (iii) $4,250,000 by June 30, 2019, and (iv) $5,500,000 by June 30, 2020; and (b) the Company shall maintain the following maximum Leverage Ratio: (i) 3:1 by June 30, 2018 and (ii) 2:1 by June 30, 2019 and thereafter.

“Permitted Indebtedness” means (A) Indebtedness to the Bank not to exceed $9,350,000; (B) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Investors and approved by the Majority Holders in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until 91 days after the Maturity Date (as defined in the Notes) or later and (2) total interest and fees at a rate in excess of 3% over the greater of the interest rate for the Notes and the rate for U.S. treasury notes with comparable maturity per annum; (C) Indebtedness existing as of the Issuance Date (as defined in the Notes) and set forth in the Disclosure Schedule; (D) Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refund, renew, refinance, defease or replace Permitted Indebtedness, provided, however, that (i) such extension, refund, renewal, refinancing, defeasance or replacement is pursuant to terms that are not materially less favorable to the Company, its Subsidiaries, its Managed PCs or the Investors than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refund, renewal, refinancing, defeasance or replacement, the amount of such indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such refund, renewal, refinancing, defeasance or replacement; (E) intercompany indebtedness among the Company and its Subsidiaries and/or its Managed PCs, provided that if issued by the Company, the intercompany indebtedness is subordinated in right of payment to the Notes; (F) obligations of the Company for taxes, assessments, municipal or other governmental charges; (G) obligations of the Company for accounts payable, other than for money borrowed, incurred in the ordinary course of business; and (H) Indebtedness incurred solely in respect of letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in amounts and for the purposes customary in the Company’s industry; (I) Contingent Liabilities existing as of the date hereof and disclosed in writing to the Investors, or as otherwise approved in writing by the Majority Holders; and (J) purchase money indebtedness which, if secured by a purchase money security interest, is or would be a Permitted Lien, and which is incurred for the purchase of equipment necessary or appropriate for the conduct of the Company’s business in the ordinary course of business.

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“Permitted Liens” means: (i) Liens granted to the Bank; (ii) any Lien for taxes, assessments or governmental charges or claims not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iv) any Lien imposed by law or created by operation of law, including, without limitation, materialmen’s mechanics’, landlords’, carriers’, warehousemen’s, suppliers’ and vendors’ Liens, Liens for master’s and crew’s wages and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (v) Liens incurred or deposits and pledges made in connection with (1) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or legislation, (2) the performance of letters of credits, bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (3) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due; (vi) reservations, exceptions, encroachments, rights-of-way, covenants, conditions, easements, restrictions and similar encumbrances or charges on real property and minor irregularities in the title thereto that do not (1) secure obligations for the payment of money or (2) materially impair the value of such property or its use by the Company or any of its Subsidiaries or its Managed PCs in the normal conduct of such Person’s business; (vii) any Lien incurred to secure Senior Indebtedness; (viii) Liens securing the Company’s obligations under the Notes; (ix) Liens in favor of the Company or any of its Subsidiaries or Managed PCs; (x) Liens (in addition to the other Liens permitted herein) securing Indebtedness not to exceed $100,000 in the aggregate; (xi) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clause (xi) hereof; provided that such Liens do not extend to any other property of the Company or any of its Subsidiaries or its Managed PCs and the principal amount of the Indebtedness secured by such Lien is not increased; (xii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; (xiv) Liens securing Indebtedness permitted to be incurred pursuant to clause (D) of the definition of Permitted Indebtedness, provided that such Liens do not extend to any other property of the Company or its Subsidiaries or its Managed PCs and the principal amount of the Indebtedness secured by such Lien is not increased; (xv) Liens in the form of pledges by dentists of Managed PCs of interests in such Managed PCs; (xvi) Liens that constitute purchase money security interests on any property securing Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired; and (xvii) Liens in favor of the Company under the Management Agreements.

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“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Preferred Note Conversion Shares” means the shares of Series B Preferred Stock issuable upon the conversion of the Notes and the Series A Preferred Stock in accordance with Section 6 of the Notes and the Articles of Amendment of Series A Preferred Stock.

“Preferred Stock” means the preferred stock of the Company.

“Pre-Notice” has the meaning set forth in Section 6.1(b).

“Principal Amount” has the meaning ascribed to such term in Section 2.1(a).

“Proceeding” (and the lower-case version of the same) means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Public Information Failure” has the meaning ascribed to such term in Section 5.2(b).

“Public Information Failure Payments” has the meaning ascribed to such term in Section 5.2(b).

“Registration Rights Agreement” has the meaning set forth in Section 2.3(k).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Reports” has the meaning set forth in Section 4.5.

“Securities” means the Notes, the shares of Series A Preferred Stock, the Note Conversion Shares and the Common Stock issuable upon the conversion of the Preferred Note Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in Section 2.3(b).

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“Senior Indebtedness” means the principal of (and premium, if any), interest (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is an allowable claim in such proceeding) on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto and all reimbursement or payment obligations with respect to letters of credit) payable by Company under or in connection with any indebtedness (including any deferrals, renewals, extensions, refinancing, amendments, reclassifications or supplements thereto) of the Company which by its terms expressly does not provide that it ranks pari passu or junior in right of payment to the Notes. Senior Indebtedness shall not, however, include the Notes, or any Indebtedness of the Company to any Subsidiary or Managed PC of the Company. Senior Indebtedness expressly includes the Company’s Indebtedness to the Bank under the Guaranty Bank Agreement.

“Series A Preferred Stock” has the meaning ascribed to such term in Section 2.1(a).

“Series A Preferred Stock Purchase Price” has the meaning ascribed to such term in Section 2.1(a).

“Series B Preferred Stock” means Series B Convertible Preferred Stock of the Company with the terms set forth in the Articles of Amendment of Series B Preferred Stock in the form attached hereto as Exhibit C.

“Standard Settlement Period” has the meaning ascribed to such term in Section 7.12(d).

“Subordination Agreement” means that certain Subordination Agreement, dated as of December 28, 2017, entered into by the Company and the Investors in favor of the Bank (as amended, restated, supplemented, or otherwise modified from time to time).

“Subsequent Closing” has the meaning ascribed to such term in Section 2.1(b)(ii).

“Subsequent Closing Date” has the meaning ascribed to such term in Section 2.1(b)(ii).

“Subsequent Financing” has the meaning set forth in Section 6.1(a).

“Subsequent Financing Notice” has the meaning set forth in Section 6.1(b).

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries, or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes. “Subsidiary” expressly excludes the Managed PCs.

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“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Stock Market, the NYSE American or the OTC Markets.

“Transaction Documents” means this Agreement, the other Note Documents, the Articles of Amendment of Series A Preferred Stock, the Articles of Amendment of Series B Preferred Stock, the Registration Rights Agreement and any other and all other certificates, documents, agreements and instruments delivered to the Investors under or in connection with this Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if OTCBB, OTCQB or OTCQX is not a Trading Market (and the daily volume weighted average price of the Common Stock is not reported by Bloomberg L.P.), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCBB, OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCBB, OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Majority Holders and reasonably acceptable to the board of directors of the Company. If such parties are unable to reach agreement within a reasonable period of time, an appraiser jointly selected by the Majority Holders and reasonably acceptable to the board of directors of the Company shall determine such fair value. The determination of such appraiser shall be final and binding upon the parties. The Company shall pay the fees and expenses of such appraiser.

SECTION 2

ISSUANCE OF SECURITIES

2.1         Issuance of Convertible Notes and Series A Convertible Preferred Stock.

(a)          Initial Issuance. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell to the Investors (i) convertible senior subordinated secured loan notes (each, the “Note” and collectively, the “Notes”) in the aggregate principal amount of $4,990,000 (the “Principal Amount”) and (ii) 10 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $10,000 in cash (the “Series A Preferred Stock Purchase Price”), against payment by the Investors to (or to the order of) the Company of the Principal Amount and the Series A Preferred Stock Purchase Price. The Note shall be in the form of Exhibit A attached hereto. The Articles of Amendment for Series A Preferred Stock shall be in the form of Exhibit B attached hereto. Shares of Series A Preferred Stock may only be purchased, sold or otherwise transferred together with the Notes.

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(b)          Purchase and Sale of Additional Notes.

(i)          In the event that the Company’s Indebtedness to the Bank under the Guaranty Bank Agreement less the Company’s cash and cash equivalents (“Net Debt”) exceeds $5,000,000 on December 31, 2018, each of the Investors shall have the option, in its sole discretion, subject to the terms of the Note Documents, to purchase additional notes from the Company (the “Additional Notes”) in an aggregate original principal amount not to exceed $500,000 and a proportionate number of additional shares of Series A Preferred Stock. In addition, in the event that Net Debt exceeds $4,000,000 on December 31, 2019, each of the Investors shall have the option, in its sole discretion, subject to the terms of the Note Documents, to purchase other Additional Notes in an aggregate original principal amount not to exceed $500,000 and a proportionate number of additional shares of Series A Preferred Stock. The Company shall provide written notice to each Investor of the Company’s failure to meet the Net Debt requirements described herein within two Business Days. Additional Notes shall be issued in substantially the same form and substance as the Notes, but shall provide that all payments of interest on such Additional Notes are made in kind, and not in cash, and the holders of the Additional Notes shall have the same rights as the holders of the Notes. Additional shares of Series A Preferred Stock shall be issued in substantially the same form and substance as set forth in the Articles of Amendment of Series A Preferred Stock in the form attached hereto as Exhibit B, but shall provide that all payments of dividends on such additional shares of Series A Preferred Stock are made in kind, and not in cash, and the holders of such additional shares of Series A Preferred Stock shall have the same rights as the holders of the shares of Series A Preferred Stock issued at the Closing. Notwithstanding the foregoing, the Conversion Price for the Additional Notes, Series A Preferred Stock and Series B Preferred Stock into which the Additional Notes and Series A Preferred Stock are convertible shall be the greater of (i) $5.00 and (ii) the VWAP of the Common Stock for the 30 Trading Days preceding the date of the Investor’s notice to the Company of the exercise of its option to purchase the Additional Notes. For purposes of clarity, the Additional Notes and additional shares of Series A Preferred Stock shall be convertible into Series B Preferred Stock and the shares of Common Stock into which such additional shares of Series B Preferred Stock are convertible shall be “Registrable Securities” under the Registration Rights Agreement. The Additional Notes and the indebtedness evidenced thereby shall be subordinate in the same manner and to the same extent as set forth with regard to the Notes in the Subordination Agreement.

(ii)         Each Investor who elects to exercise such option to purchase Additional Notes shall provide written notice to the Company of such exercise and the desired amount of Additional Notes at any time following the Company’s failure to meet the Net Debt requirements described herein. The purchase and sale of the Additional Notes shall occur within 10 Business Days of the Investor’s notice to the Company of the exercise of its option to purchase the Additional Notes (each such closing, a “Subsequent Closing”, and each such closing date, a “Subsequent Closing Date”).

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2.2         Closing. The closing of the purchase and sale of the Notes and Series A Preferred Stock (the “Closing”) hereunder shall be held at the offices of Thompson Hine LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1291 within two Business Days after the date hereof, or at such other place as is mutually agreeable to the Company and the Investors (the “Closing Date”).

2.3         Conditions to Investor Obligations. The obligation of each Investor to purchase the Notes and Series A Preferred Stock at the Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.3.

(a)          Agreement. The Investor shall have received, in form and substance satisfactory to it, a fully-executed version of this Agreement.

(b)          Security Agreement. The Investor shall have received, in form and substance satisfactory to it, a security agreement (the “Security Agreement”) executed by the Company and the Investors.

(c)          Fifth Amendment and Subordination Agreement. The Company and the Bank shall have entered into the Fifth Amendment and the Subordination Agreement.

(d)          Secretary’s Certificate, Etc. The Investor shall have received (each of which shall be in form and substance satisfactory to the Investor):

(i)          a certificate, dated as of the Closing Date, of the Secretary of the Company certifying (A) copies of the resolutions and other actions taken or adopted by the Company authorizing the execution, delivery and performance of the Note Documents to which the Company is a party, (B) the Governing Documents of the Company, including the Articles of Amendment of Series A Preferred Stock, the Articles of Amendment of Series B Preferred Stock, and (C) the incumbency, authority and signatures of the officers of the Company who are authorized to execute the Transaction Documents on behalf of the Company;

(ii)         a good standing certificate with respect to the Company as of a date recently prior to the Closing Date from the Secretary of the State (or other appropriate Governmental Authority) of the state in which the Company is organized or formed and of each state in which the Company and any of its Subsidiaries or its Managed PCs does business.

(e)          Collateral Matters. The Investor shall have received each of the following (each of which shall be in form and substance satisfactory to the Investor):

(i)          confirmation that all UCC-1 financing statements and other filings necessary or appropriate in the opinion of the Investor to perfect the security interests of the Investor in the Collateral have been accepted for filing;

(ii)         such lien and judgment searches as the Investor may have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral is subject to no other security interests in favor of any Persons other than Permitted Liens and other than pursuant to the Subordination Agreement; and

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(iii)        evidence that all other actions necessary or appropriate in the opinion of the Investor to perfect and protect the Investor’s security interests in the Collateral have been taken (subject to the Subordination Agreement).

(f)           Investor Directors. The board of directors of the Company has duly accepted the resignation of two of its current directors, and appointed two representatives designated by the initial Investors to the board of directors of the Company.

(g)          Authorizations, Approvals, Etc. The Investor shall have received, in form and substance satisfactory to it, evidence that all (i) approvals or consents of any Governmental Authority, and (ii) approvals or consents of any other Person, required in connection with the execution with the execution, delivery and performance of the Transaction Documents shall have been obtained.

(h)          No Contest, Etc. No claim, litigation, arbitration, governmental investigation, injunction, order, proceeding or inquiry shall be pending or threatened which: (i) seeks to enjoin or would be reasonably be expected to materially delay, impose material limitations on, or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Transaction Documents; or (ii) would otherwise be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby.

(i)           Closing Certificate. The Investor shall have received a certificate, dated as of the Closing Date, of an authorized signatory of the Company to the effect that: (i) all conditions precedent set forth in this Section 2.3 have been satisfied; (ii) all representations and warranties set forth in Section 4 of this Agreement are true, correct and complete in all respects as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date); (iii) all representations and warranties set forth in any other Transaction Documents are true, correct and complete in all respects as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date); (iv) no Default or Event of Default has occurred; (v) the Company has obtained and maintains in full force and effect each and every consent, approval, filing and registration by or with any Person, including, without limitation, any Governmental Authority, necessary to authorize or permit the execution, delivery or performance of the Transaction Documents, the issuance of the Notes, Series A Preferred Stock, Series B Preferred Stock and Common Stock issuable upon conversion of Series B Preferred Stock (including any approval, consent, filing and registration required under federal or state securities laws), the validity or enforceability thereof, or the consummation of the transactions contemplated by the Transaction Documents.

(j)           Articles of Amendment. The Articles of Amendment of Series A Preferred Stock and the Articles of Amendment of Series B Preferred Stock shall have been duly filed with and accepted for filing by the Secretary of State of the State of Colorado.

(k)          Registration Rights Agreement. The Company and the Investor shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).

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(l)           Other Documents, Certificates, Etc. The Investor shall have received such other documents, certificates, opinions of counsel or other materials, as it may reasonably request from the Company.

(m)          Satisfactory Legal Form. All Transaction Documents and other closing documents executed or submitted by or on behalf of the Company or any other Person shall be satisfactory in form and substance to the Investors, and the Investors shall have received such counterpart originals or such certified or other copies of such Transaction Documents and other closing documents, as the Investors may request.

(n)          Material Adverse Effect. On and as of the Closing Date, there shall have occurred no Material Adverse Effect since the date of the most recent financial statements delivered by or on behalf of the Company to the Investor.

(o)          Representations and Warranties; No Default, Event of Default. On the Closing Date, both before and after giving effect to the issuance of the Notes and Series A Preferred Stock and to the application of proceeds therefrom (including with respect to the application of proceeds as specified in the Fifth Amendment and the Note Documents): (i) the representations and warranties of the Company and contained herein and in the other Transaction Documents shall be true, correct and complete in all respects on and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date); and (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the issuance of the Note and Series A Preferred Stock under the Transaction Documents.

(p)          Disclosure Schedule. The Investor shall have received the Disclosure Schedule, which shall be executed by the Company and in form and substance satisfactory to the Investor.

(q)          Wire Instructions. The Company shall have provided each Investor with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company, and with wire instructions of such third parties as the Company may designate to receive funds at Closing.

2.4         Conditions to Company Obligations. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(a)          Representations and Warranties. On the Closing Date, the representations and warranties of the Investors contained herein shall be true, correct and complete in all respects on and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date which shall be true, correct and complete in all respects as of such specified date).

(b)          Fifth Amendment. The Company and the Bank shall have entered into the Fifth Amendment.

(c)          Subordination Agreement. The Investors and the Bank shall have entered into the Subordination Agreement.

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(d)          Purchase Price. The Investors shall have delivered to the Company the items set forth in Section 2.5(ii) of this Agreement.

2.5         Delivery. On the Closing Date, (i) the Company shall execute and deliver to the Investors the Notes and shares of Series A Preferred Stock, and (ii) the Investors shall deliver to the Company and such third parties as the Company may designate to receive funds at Closing a check or checks or wire transfers of immediately available funds in an amount equal to the original Principal Amount of the Notes and the Series A Preferred Stock Purchase Price less the amount equal to the Investors’ expenses, including legal fees and expenses, incurred in connection with the transactions contemplated herein. The Notes shall be binding obligations of the Company upon execution thereof by the Company and delivery thereof to the Investors. Shares of Series A Preferred Stock shall be duly authorized, fully paid and nonassessable upon filing of the Articles of Amendment of Series A Preferred Stock by the Company with the Secretary of State of Colorado and delivery of such shares to the Investors.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INITIAL INVESTORS

Each initial Investor hereby represents, warrants and covenants to the Company as follows:

3.1         Purchase for Own Account. The Investor represents that it is acquiring the Securities solely as an investment for such Person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Securities shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2         Disclosure of Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.3         Investment Experience. Either (i) the Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (ii) the Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. The Investor such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor acknowledges that any investment in the Securities involves a high degree of risk and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.4         Accredited Investor. The Investor represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

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3.5         Restrictions on Transfer. The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6         Organization and Standing of Investor. The Investor is a corporation, limited liability company, limited partnership or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.7         Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents that it is a party to and to purchase the Notes and Series A Preferred Stock being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents that the Investor is a party to by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Investor or its board of directors, managers, shareholders, partners, or members, as the case may be, is required. Each of this Agreement and the Transaction Documents that the Investor is a party to has been duly authorized, executed and delivered by the Investor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Investor enforceable against the Investor in accordance with the terms thereof.

3.8         No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents that the Investor is a party to and the consummation by the Investor of the transactions contemplated hereby and thereby or relating hereto do not and will not (a) result in a violation of the Investor’s charter documents or bylaws or other organizational documents or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Investor is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents that the Investor is a party to or to purchase the Notes and shares of Series A Preferred Stock in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.9         General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

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3.10       Residency. The Investor is a resident of that jurisdiction specified below its address on its signature page hereto.

3.11       Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Investors that:

4.1         Organization, Good Standing and Qualification; Licenses. Each of the Company, its Subsidiaries and its Managed PCs is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect. Each of the Company, its Subsidiaries and its Managed PCs is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

4.2         Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the Closing Date. Each of the Note Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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4.3         Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock or equity interests, options and other securities of the Company, each of its Subsidiaries and each of its Managed PCs (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock or equity interests of the Company or such Subsidiaries or Managed PCs) is set forth in Schedule 4.3 of the Disclosure Schedule. No shares of preferred stock of the Company are issued and outstanding. All outstanding shares of capital stock and equity interests are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. All outstanding shares of capital stock of each of the Managed PCs are owned by the respective individuals set forth in Schedule 4.3 of the Disclosure Schedule free and clear of any security interests, claims, liens or encumbrances, except those in favor of the Company pursuant to agreements between the Company and such individual shareholders. Except as disclosed in Schedule 4.3 of the Disclosure Schedule, none of the Company, any of its Subsidiaries or any of its Managed PCs has any options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock or equity interests, or securities or rights convertible or exchangeable into shares of capital stock or equity interests, options and other securities of the Company, any of its Subsidiaries or any of its Managed PCs. Except as set forth on Schedule 4.3 of the Disclosure Schedule, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement of the Company providing rights to security holders) and the issuance and sale of the shares of Series A Preferred Stock will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in SEC Reports or in Schedule 4.3 of the Disclosure Schedule, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

4.4         Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company, any of its Subsidiaries or any of its Managed PCs is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for the filing with the SEC of a Form D, one or more Current Reports on Form 8-K, and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the relevant Closing Date, and recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Investor. None of the Company, any of its Subsidiaries or any of its Managed PCs is in violation or default (i) of any provision of its Governing Documents, (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (iii) of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the cases of clause (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company, any of its Subsidiaries or any of its Managed PCs or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, any of its Subsidiaries or any of its Managed PCs, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

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4.5         SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required, and the Company’s XBRL files) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Schedule, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Investor or its representatives true, correct and complete copies of the documents filed with the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

4.6         Material Changes. Except as set forth in Schedule 4.6 of the Disclosure Schedule, since September 30, 2017, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) none of the Company, any of its Subsidiaries or any of its Managed PCs has incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) none of the Company, any of its Subsidiaries or any of its Managed PCs has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Approved Stock Plans.

4.7         Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of its Managed PCs that could, individually or in the aggregate, have a Material Adverse Effect.

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4.8         Transaction Documents. All representations and warranties of the Company contained in the other Transaction Documents to which it is party are true and correct as of the Closing Date.

4.9         Licenses and Intellectual Property Rights. The Company, each of its Subsidiaries and each of its Managed PCs possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.10       Tax Matters. Except as set forth on Schedule 4.10 of the Disclosure Schedule, the Company, each of its Subsidiaries and each of its Managed PCs have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any governmental agency or authority and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. None of the Company, any Subsidiary or any Managed PC has received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

4.11       Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Company, each of its Subsidiaries and each of its Managed PCs, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company, each of its Subsidiaries and each of its Managed PCs operate.

4.12       No Material Adverse Effect. On and as of the date hereof, no event has occurred or condition exists with respect to the Company, any of its Subsidiaries or any of its Managed PCs that, to the knowledge of the Company, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

4.13       Disclosure. None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Investor in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

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4.14       Sarbanes-Oxley; Internal Accounting Controls. The Company, the Subsidiaries and the Managed PCs are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company, the Subsidiaries and the Managed PCs maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, the Subsidiaries and the Managed PCs have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company, the Subsidiaries and the Managed PCs and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company, the Subsidiaries and the Managed PCs as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of its certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company, its Subsidiaries and its Managed PCs that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company, its Subsidiaries and its Managed PCs.

4.15       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

4.16       Registration Rights. Other than as disclosed in the SEC Reports, no Person has any right to cause the Company, any Subsidiary or any Managed PC to effect the registration under the Securities Act of any securities of the Company, any Subsidiary or any Managed PC.

4.17       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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4.18       Application of Takeover Protections. The Company and the board of directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

4.19       No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable stockholder approval provisions.

4.20       Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within six months from the Closing Date. For the purposes of Section 4.20 of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business); (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. After giving effect to the Fifth Amendment and the application of the proceeds from this Agreement, none of the Company, any Subsidiary or any Managed PC will be in default with respect to any Indebtedness.

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4.21       Foreign Corrupt Practices. None of the Company, any Subsidiary or any Managed PC, nor to the knowledge of the Company, any Subsidiary or any Managed PC, any agent or other person acting on behalf of the Company, any Subsidiary or any Managed PC, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, any Subsidiary or any Managed PC (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated any provision of the Foreign Corrupt Practices Act.

4.22       Auditors. The auditor of the Company, which has certified the consolidated financial statements of the Company for the Company’s last fiscal year, and any of its successors or any other auditing firm that is expected to audit the consolidated financial statements of the Company for the Company’s fiscal year ending December 31, 2017, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

4.23       Acknowledgement Regarding Investors Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors and the Investor Directors with applicable law, it is understood and acknowledged by the Company that: (i) none of the Investors has been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Investor, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Securities is being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.24       Money Laundering. The operations of the Company, its Subsidiaries and its Managed PCs are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Subsidiary or any Managed PC with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, any Subsidiary or any Managed PC, threatened.

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4.25       No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, nor, to its knowledge, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

4.26       Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

4.27       Notice of Disqualification Events. The Company will notify the Investors in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

4.28       Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and shares of Series A Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.29       Valid Issuance of Note Conversion Shares. The Note Conversion Shares, when issued, sold and delivered in accordance with the terms of the Notes, the Articles of Amendment of Series A Preferred Stock and the Articles of Amendment of Series B Preferred Stock for the consideration specified therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, and the restrictions imposed by the Subordination Agreement.

4.30       Managed PCs. Each Managed PC conducts its business in material compliance with law and applicable requirements of Governmental Authorities.

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SECTION 5

COMPANY COVENANTS

5.1         Covenants. For so long as any amount remains due and outstanding under the Notes or any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the Company and each of its Subsidiaries and its Managed PCs shall be subject to the following restrictions and obligations:

(a)          Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, incur, guarantee, or assume any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness.

(b)          Existence of Liens. Other than Permitted Liens, the Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, allow or suffer to exist any Liens to the extent such Lien is upon or in a material portion of (x) the Company’s property and assets or (y) the property and assets of the Company and its Subsidiaries and Managed PCs taken as a whole on a consolidated basis; unless, all payment obligations under the Notes are secured on an equal and ratable basis as the obligations secured by such Lien until such time as such obligations are no longer secured by a Lien;

(c)          Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries or its Managed PCs to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(d)          Dilutive Issuances. Other than pursuant to any Approved Stock Plan and except for the issuance of Excluded Securities, the Company shall not, in any manner, issue or sell any Common Stock or Common Stock Equivalents unless the purchase, conversion, exchange or exercise price, as applicable, of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Note, Series A Preferred Stock or Series B Preferred Stock is convertible. The Company shall not, in any manner, enter into or affect any Dilutive Issuance if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes, Series A Preferred Stock and Series B Preferred Stock without breaching the Company’s obligations under the rules or regulations of the Trading Market on which the Common Stock is then listed or quoted.

(e)          Additional Issuances of Preferred Stock or Convertible Notes. The Company shall not issue, designate or authorize the issuance of any shares of preferred stock or Common Stock Equivalents having rights, preferences or privileges senior to or on parity with the Common Stock, other than in connection with the conversion by the Investor of the Notes, the issuance of any such Series A Preferred Stock or Series B Preferred Stock pursuant to the terms of this Agreement, or the conversion of any such Series A Preferred Stock or Series B Preferred Stock pursuant to the terms of this Agreement.

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(f)           Distributions. The Company shall not declare or pay any dividends or make any distribution of any kind on the Company’s capital stock other than dividends on the Series A Preferred Stock and the Series B Preferred Stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock, any options, any convertible securities or other rights to acquire shares of capital stock of the Company, except for the repurchase of such securities from employees or consultants to the Company at the original issue price paid therefor pursuant to contractual rights of the Company upon the termination of such employees’ or consultants’ employment by or provision of service to the Company, provided that (A) the Company has a repurchase right with respect to such securities, (B) no Event of Default exists either immediately prior to or after giving effect to such repurchase, and (C) the total amount paid in connection therewith by the Company does not exceed $50,000 in any fiscal year.

(g)          Sale of Subsidiary or Managed PC. Without prior approval of the Majority Holders, the Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, sell, transfer, cause to be sold or transferred, or otherwise dispose of, any interest in a Subsidiary or Managed PC of any Person (including through merger, spin-off or consolidation) that is greater in the aggregate than 10% of the Company’s market capitalization as of the date thereof. Notwithstanding the foregoing, interests in the Managed PCs may be sold or transferred in the ordinary course of business in connection with the retirement, termination or other transition of dentists of the Managed PCs who own such interests.

(h)          Sale of Assets. Without prior approval of the Majority Holders, the Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, sell, license, transfer or otherwise dispose of any interest in any of such Person’s assets (including through merger, spin-off or consolidation), except for sales of inventory in the ordinary course of business, licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business and sales of obsolete equipment, other than for sales in the aggregate for less than 10% of the Company’s market capitalization as of the date thereof.

(i)           Transaction with Affiliates. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries or its Managed PCs to, transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Company or, as applicable, such Subsidiary or Managed PC, as the Company or such Subsidiary or Managed PC would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(j)           Changes in Business. The Company shall not enter into or engage in any business other than that (i) carried on (or contemplated to be carried on) as of the date hereof or (ii) substantially similar and related to the business of the Company carried on as of the date hereof.

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(k)          Maintenance of the Company’s Business. The Company will, and will cause each of its Subsidiaries and Managed PCs to: (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses; (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times; (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and Managed PCs taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements with respect thereto; (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and Managed PCs taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements with respect thereto; (v) comply with all applicable laws, rules and regulations of all Governmental Authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries and its Managed PCs taken as a whole; (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for companies of similar size engaged in similar lines of business; and (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

(l)           Asset Acquisitions. Without prior approval of the Majority Holders, the Company will not, and will cause each of its direct or indirect Subsidiaries and its Managed PCs not to, acquire any assets with an aggregate value in excess of $1,000,000.

(m)          Accounting Changes. The Company shall not change its fiscal year or make or permit any material change in accounting policies or reporting practices, except as permitted or required by GAAP.

(n)          Amendment of Governing Documents. Except as provided in this Agreement, the Company shall not amend, supplement, or otherwise modify any of the provisions of the Company’s Governing Documents in a manner that would be materially adverse to the Investors and shall not amend, alter, modify or change the rights, preferences or privileges of Common Stock.

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(o)          Board Size and Investor Directors.

(i)          At or prior to the Closing Date, the board of directors of the Company shall take all actions necessary to cause and accept the resignation of two of its current directors and to cause two individuals designated by the initial Investors (in such capacity, each, an “Investor Director” and together with any successors or other directors designated by the Investors pursuant to this Section 5.1(o), the “Investor Directors”) to be appointed to the board of directors of the Company. Within one Business Day of the appointment of the Investor Directors to the board of directors, the Company shall notify the carrier of its directors’ and officers’ liability insurance of the appointment of the Investor Directors and cause the names of such Investor Directors to be added to such insurance policy.

(ii)         From and after the Closing Date, as long as any amount remains due and outstanding under the Notes or any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, the holders of a majority of the total number of outstanding shares of Common Stock (on an “as-converted basis”), issued or issuable upon conversion of the Notes and Series A Preferred Stock (assuming conversion of (i) the Notes and Series A Preferred Stock into Series B Preferred Stock and (ii) Series B Preferred Stock into Common Stock), held by the initial Investors (and any subsequent Investor designated by the initial Investors) (the “Approved Holder Majority”) have the exclusive right (but not the obligation), voting separately as a class, to designate to the board of directors of the Company two Investor Directors (subject to increase as set forth in the following sentence). Additionally, if the Company fails to meet the Performance Targets, the Approved Holder Majority shall have the exclusive right (but not the obligation), voting separately as a class, to designate to the board of directors of the Company a third Investor Director, and the board of directors of the Company shall take all actions necessary to cause and accept the resignation of one additional current director and cause such third Investor Director to be appointed as a director on the board of directors of the Company. If the Company fails to meet any of the Modified Performance Targets, the board of directors of the Company shall immediately form a special committee of the board of directors, chaired by one of the Investor Directors and consisting solely of independent directors, with (i) the power to initiate searches for, and to recruit, retain or replace the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company, (ii) the ability to retain an executive search firm, at the Company’s expense, to manage any search for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer initiated by the Search Committee, and (iii) the ability to engage such advisors, at the Company’s expense, as necessary to assist with the Search Committee’s efforts. The foregoing shall not in any way abrogate the Investor Directors’ fiduciary duties to act in the best interest of all shareholders of the Company.

(iii)        The Company and its board of directors shall designate at least one Investor Director to each committee of its board of directors, whether now existing or formed at any time in the future, to the extent permitted by applicable SEC and Trading Market requirements.

(iv)        The Company shall take all actions necessary to cause any Investor Directors whose terms are expiring to be included in the slate of nominees recommended by the board of directors of the Company to the Company’s shareholders for election as directors at each meeting of the Company’s shareholders called for the purpose of electing directors (and/or in connection with any election by written consent), and the Company shall use its best efforts to cause the election of each such Investor Directors, including (i) voting or providing a written consent or proxy and soliciting proxies in favor of the election of such nominees, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) executing required agreements and instruments, (iv) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result, and (v) as long as the Investors have the rights described under Section 5.1(o), not nominating or recommending the election of any other candidates against or in replacement of such Investor Directors.

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(v)         Each Investor Director shall serve until his or her successor is designated or his or her earlier death, disability, resignation or removal; any vacancy or newly created directorship in the position of an Investor Director may be filled only by the Approved Holder Majority; and each Investor Director may, during his or her term of office, be removed at any time, without cause, by and only by the Approved Holder Majority.

(vi)        At all times while an Investor Director is serving as a member of the board of directors of the Company, and following any such Investor Director’s death, disability, resignation or removal, such Investor Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the board of directors of the Company. The Company or any successor to the Company shall maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Investor Directors on terms that are no less favorable than the coverage provided to other directors of the Company.

(vii)       If, following such time when no amount remains due and outstanding under the Notes and no shares of Series A Preferred Stock and Series B Preferred Stock remain outstanding, the Investors beneficially own at least 10% of the total number of outstanding shares of the Company’s Common Stock, the Investors may request the Company to enter into a shareholders’ agreement reflecting the rights set forth in this Section 5.1(o), which the Company and the Investors shall enter into as promptly as practicable after such request (but, in any event, no later than 30 days after such request).

(viii)      Without prior approval of the Majority Holders, (A) the Company shall not modify the size of its board of directors, and (B) the size of the board, including the Investor Directors, shall not exceed seven total directors.

(p)          Search Committee. For as long as any Notes or any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, if a Failed Financial Covenant (as defined in the Fifth Amendment) occurs under the Guaranty Bank Agreement, the board of directors of the Company shall immediately establish and maintain the existence of a special committee of the board of directors, with the Investor Directors constituting a majority of the members of the Committee, with (i) the power to initiate searches for, and to recruit, retain and replace the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company, (ii) the ability to retain an executive search firm, at the Company’s expense, to manage any search for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer initiated by the Search Committee and (iii) the ability to engage such advisors, at the Company’s expense, as necessary to assist with the Search Committee’s efforts. The foregoing shall not in any way abrogate the Investor Directors’ fiduciary duties to act in the best interest of all shareholders of the Company.

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(q)          Audited Financial Statements. The Company shall deliver, or cause to be delivered, to the Investors the audited financial statements for each fiscal year substantially simultaneously with the delivery thereof to the lenders of the Senior Indebtedness.

(r)           Notice of Defaults on Senior Indebtedness. As soon as practicable and in event within two Business Days after giving or receiving any notice that a default or event of default has occurred under the Senior Indebtedness, the Company shall deliver to the Investor a copy of any such notice.

(s)          Notice of Defaults and Events of Defaults. The Company shall provide to the Investors, as soon as possible and in any event within five Business Days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

(t)           Notice of Litigation. The Company shall provide to the Investors promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company or any of its Subsidiaries or its Managed PCs, which, if determined adversely to the Company, could have a Material Adverse Effect.

(u)          Post-Closing Covenant. The Company shall (i) repay a portion of the Senior Indebtedness of the Company as, and within the period, contemplated in the Guaranty Bank Agreement, and (ii) reduce outstanding accounts payable and pay past due payroll taxes, pursuant to Section 7.9.

(v)          Collateral. The Company shall deliver, or cause to delivered, such security agreement, guarantees, mortgages and other Collateral Documents as are necessary to provide the Investors with guarantees by the same entities and security interests in the same assets as the guarantees and collateral documents delivered pursuant to the Guaranty Bank Agreement, together with such opinions, title insurance policies, endorsements, financing statements, control agreements and other agreements, documents and instruments in furtherance of such guarantees and collateral arrangements as any Investor may from time to time reasonably request.

(w)         Liquidation. Without prior approval of the Majority Holders, the Company shall not liquidate or dissolve the Company or any of its material Subsidiaries or material Managed PCs.

(x)           Management. Without prior approval of the Majority Holders, the Company shall not hire or terminate the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

5.2         Furnishing of Information.

(a)          Until such time that (i) no Investor owns any Securities and (ii) the Notes have been converted or repaid in full, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in the event of a merger or acquisition transaction approved by the board of directors that results in the Company not being subject to such reporting requirements.

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(b)          At any time during the period commencing from the date hereof and ending at such time that all of the Securities may be sold without any restrictions or limitations pursuant to Rule 144 promulgated under the Securities Act (including any public information requirements and any restrictions or limitations applicable to affiliates), if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”), then, in addition to such Investors’ other available remedies, the Company shall pay to the Investors, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to 1.0% of the aggregate Principal Amount and Series A Preferred Stock Purchase Price on the day of a Public Information Failure and on every 30th day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Securities to transfer the Securities pursuant to Rule 144.  The payments to which an Investor shall be entitled pursuant to Section 5.2 of this Agreement) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

SECTION 6

SUBSEQUENT FINANCINGS

6.1         Participation in Future Financing.

(a)          Until 36 months after the date hereof, upon any proposed issuance by the Company or any of its Subsidiaries or its Managed PCs of Common Stock, Preferred Stock or Common Stock Equivalents, other than (i) a rights offering to all holders of Common Stock (which may include extending such rights offering to holders of Notes and Series B Preferred Stock) or (ii) issuance of Excluded Securities (each a “Subsequent Financing”), the Company shall offer to each Investor an opportunity to participate in such Subsequent Financing as provided below, and the Investor shall have the right, but not obligation, to participate in such Subsequent Financing, in each case up to an amount of the Subsequent Financing equal to the Investor’s ownership percentage of Common Stock on an “as-converted basis” (assuming the conversion of the Notes, Series A Preferred Stock and Series B Preferred Stock held by the Investor) (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

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(b)          At least 10 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to such Investor. The requesting Investor shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)          Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after all of the Investors have received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of such Investor’s participation, and representing and warranting that such Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from an Investor as of such 10th Trading Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)          The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 6.1 of this Agreement, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(e)          The Company and the Investors agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby Investors shall be required to agree to any restrictions on trading as to any of the securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the Notes, Series A Preferred Stock or Series B Preferred Stock, without the prior written consent of the Investors.

(f)           Notwithstanding anything to the contrary in this Section 6.1 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to such Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Investor will not be in possession of any material, non-public information, by the 10th Trading Day following delivery of the Subsequent Financing Notice. If by such 10th Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries or its Managed PCs.

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SECTION 7

MISCELLANEOUS

7.1         Survival of Representations, Warranties and Covenants. The warranties and representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the occurrence of the Closing Date for a period of 24 months from the date hereof and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company. The covenants of the Company and the Investors contained in or made pursuant to this Agreement, including Section 2.1(b) and Section 6 of this Agreement, and Section 7 of this Agreement shall survive the execution and delivery of this Agreement and the occurrence of the Closing Date.

7.2         Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Majority Holders. The Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws and the Subordination Agreement. Notwithstanding the foregoing, shares of Series A Preferred Stock may only be purchased, sold or otherwise transferred together with the Notes. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3         Governing Law; Venue; Jury Trial Waiver.

(a)          This Agreement is to be construed in accordance with and governed by the laws of the State of Colorado. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement or any of the other Transaction Documents may be brought in the courts of the State of Colorado or of the United States of America located in the Denver County, Colorado, as the Investors may elect, and, by execution and delivery hereof, the Company accepts and consents for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Investor, as applicable, in writing, with respect to any action or proceeding brought by the Company against the Investors. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

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(b)          EACH OF THE INVESTORS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM, SUIT, PROCEEDING OR OTHER LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTOR ENTERING INTO THIS AGREEMENT.

7.4         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

7.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6         Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic transmission to the email address set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by electronic transmission to the email address set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below or on the signature pages to this Agreement with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when received by another party. A party may change or supplement the addresses given above, or designate additional addresses (or electronic addresses for electronic transmissions), for purposes of this Section 7.6 by giving the other party written notice of the new address in the manner set forth above.

7.7         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

7.8         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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7.9         Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Series A Preferred Stock as follows: (a) a portion of the proceeds shall be used to reduce outstanding accounts payable and to pay past due payroll taxes, in each case as set forth in the Fifth Amendment; (b) up to $1,500,000 in the proceeds shall be used to make payments on the term loan under the Fifth Amendment and outstanding letters of credit; and (c) the balance of the proceeds shall be used for general corporate purposes.

7.10       Break-Up Fee.

(a)          Financing Break-Up Fee. In the event that (i) the Company fails to obtain board approval of the Transaction Documents or to satisfy any of the Closing conditions set forth in Section 2.3 of this Agreement and (ii) the Company enters into a debt or equity financing with another investor or group of investors within 150 days of the date of this Agreement, the Company shall promptly (and in no event later than two Business Days following the closing of such financing) pay to the Investors, in cash by wire transfer of immediately available funds pursuant to the wire instructions delivered by the Investors to the Company in writing, a break-up fee equal to 1.5% of the gross proceeds of such financing received by the Company, plus the Investors’ documented expenses (including legal fees and expenses) incurred in connection with the negotiation and execution of the Transaction Documents.

(b)          Transaction Break-Up Fee. In the event that (i) the Company fails to obtain board approval of the Transaction Documents or to satisfy any of the Closing conditions set forth in Section 2.3 of this Agreement and (ii) the Company enters into an agreement to sell all or substantially all of the capital stock or assets of the Company within 180 days of this Agreement, the Company shall promptly (and in no event later than two Business Days following the closing of such transaction) pay to the Investors, in cash by wire transfer of immediately available funds pursuant to the wire instructions delivered by the Investors to the Company in writing, a break-up fee equal to the greater of (A) 5% of the proposed financing amount or (B) 5% of the product of (x) the number of shares of Common Stock outstanding and (y) the difference between (I) the price per share at which the Company agreed to be sold and (II) $5.00, but in any cases not more than $500,000. In addition, the Company shall promptly (and in no event later than two Business Days following the closing of such transaction) pay to the Investors, in cash by wire transfer of immediately available funds pursuant to the wire instructions delivered by the Investors to the Company in writing, the Investors’ documented expenses (including legal fees and expenses) incurred in connection with the negotiation and execution of the Transaction Documents.

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7.11       Indemnification.

(a)          Indemnification of Investors. In further consideration of the Investors’ execution and delivery, or acceptance, of the Transaction Documents and acquiring the Securities thereunder, and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Investor Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (i) any intentional misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding the foregoing, the Company shall have no indemnification obligation to the extent any Investor Indemnified Liabilities are due to the gross negligence or willful misconduct of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Investor Indemnified Liabilities which is permissible under applicable law.

(b)          Indemnification of Company. In further consideration of the Company’s execution and delivery, or acceptance, of the Transaction Documents and issuing, as applicable, the Securities, and in addition to all of the Investors’ other obligations under the Transaction Documents, the Investors shall defend, protect, indemnify and hold harmless the Company and each of its officers and directors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any intentional misrepresentation or material breach of any representation or warranty made by the Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) any material breach of any covenant, agreement or obligation of the Investor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding the foregoing, the Investors shall have no indemnification obligation to the extent any Company Indemnified Liabilities are due to the gross negligence or willful misconduct of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

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(c)          Indemnification Procedure. Promptly after any Investor Indemnified Party or Company Indemnified Party, as applicable (the “Indemnified Party”), has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which such Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, such Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith and makes an unqualified acknowledgment in writing of its obligation to provide indemnification to the Indemnified Party with respect to such matter. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

7.12       Legends.

(a)          Each certificate or instrument representing restricted Securities, if any, shall be imprinted with a legend in substantially the following form, until such time that the Securities are no longer restricted under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

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(b)          Until the Senior Debt (as defined in the Subordination Agreement) has been Paid in Full (as defined in the Subordination Agreement), the Securities shall be imprinted with a legend in substantially the following form:

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 28, 2017, IN FAVOR OF GUARANTY BANK AND TRUST COMPANY, A COLORADO BANK, WHICH AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

(c)          The Company acknowledges and agrees that the Investors may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” under the Securities Act and, if required under the terms of such arrangement, such Investors may transfer pledged or secured the Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d)          Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 7.12 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144 promulgated under the Securities Act, or (iii) if such Securities are eligible for sale, free of any restrictions or limitations, under Rule 144 promulgated under the Securities Act (including any affiliate restrictions), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If the conditions of any of clauses (i)-(iv) above are satisfied, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or the Investor promptly if required by the Company’s transfer agent to effect the removal of the legend hereunder, or if requested by any Investor, respectively. If all or any portion of the Notes, Series A Preferred Stock or Series B Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the underlying Common Stock, or if such Securities may be sold under Rule 144 free of any restrictions or limitations, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Securities shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 7.12(d), the Company will, no later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing the Securities, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 7.12(d). Certificates for the Securities subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor (or as otherwise requested by the Investor). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing the Securities issued with a restrictive legend.

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(e)          In addition to such Investor’s other available remedies, the Company shall pay to an Investor, in cash, the greater of (i) as partial liquidated damages and not as a penalty, for each $1,000 of Notes (and corresponding portion of Series A Preferred Stock) (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to an Investor by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Investor that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Investor anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock that the Company was required to deliver to such Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Investor to the Company of the applicable shares of Common Stock (as the case may be) and ending on the date of such delivery and payment under this Section 7.12(e).

7.13       Register. The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities have been issued (including the name and address of each transferee) and the amount of the Securities held by such person. The Company shall keep the register open and available during business hours for inspection by the Investors or their legal representatives upon prior written notice.

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7.14       Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (a) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

7.15       Authorizations, Fees and Expenses. The Company shall bear its own expenses and shall pay the reasonable expenses and legal fees of the Investors in connection with the transactions contemplated by the Transaction Documents. The Company shall use its best efforts to obtain all necessary legal, contractual and shareholder authorizations for the transactions contemplated by the Transaction Documents. If such authorization is not obtained and the transactions contemplated herein do not close as a result thereof, the Company shall pay all reasonable expenses and legal fees of the Investors.

7.16       Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

7.17       Reservation of Stock. The Company has as of the Closing Date (i) reserved from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Series B Preferred Stock upon the conversion of the Notes and Series A Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series B Preferred Stock), (ii) reserved from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of Series A Preferred Stock under the terms of this Agreement, and (iii) filed the Articles of Amendment of Series A Preferred Stock and the Articles of Amendment of Series B Preferred Stock with the Secretary of State of Colorado, amended the Governing Documents and taken all other necessary steps to provide sufficient reserves of (A) shares of Series B Preferred Stock issuable upon conversion of the Notes and Series A Preferred Stock and (ii) shares of Series A Preferred Stock issuable under this Agreement.

7.18       Disclosures. The Company shall provide the Investors copies of any proposed public disclosure of the Transaction Documents or the transactions contemplated thereby for its review and comment at least 24 hours prior to its public disclosure made by the Company, whether by means of press releases, filings with the SEC (including in a Current Report on Form 8-K) or otherwise. The Company will reasonably consider all of the Investor’s comments to such public disclosure. The Company agrees to a make a public disclosure by means of a press release (and filing with the SEC) announcing the transactions contemplated herein within four Business Days following the Closing Date.

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7.19       Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(Remainder of page intentionally left blank; signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIRNER DENTAL MANAGEMENT SERVICES, INC., as the Company

By:	/s/ Dennis N. Genty
Name:	Dennis N. Genty
Title:	Chief Financial Officer

Address for notices:

Birner Dental Management Services, Inc.
1777 S. Harrison Street
Suite 1400
Denver, Colorado 80210
Attn: Chief Financial Officer
Email: dgenty@perfectteeth.com

with a copy to:

Faegre Baker Daniels
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
Attention: Douglas R. Wright, Esq.
Email: Douglas.Wright@FaegreBD.com

[Company Signature Page to Securities Purchase Agreement]

Palm Global Small Cap Master Fund LP, as Investor

By:	/s/ Jason Woody
Name:	Jason Woody
Title:	Director

Name and Address of Investor:

Palm Global Small Cap Master Fund LP
c/o Palm Management (US) LLC
19 West Elm Street
Greenwich, CT 06830
Attn: Craig Connors
Email: cconnors@palmventures.com

with a copy to:

Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
Attention: Derek D. Bork, Esq.
Email: Derek.Bork@ThompsonHine.com

[Investor Signature Page to Securities Purchase Agreement]

Palm Active Dental, LLC, as Investor

By:	/s/ Jason Woody
Name:	Jason Woody
Title:	Secretary

Name and Address of Investor:

Palm Active Dental, LLC
c/o Palm Management (US) LLC
19 West Elm Street
Greenwich, CT 06830
Attn: Craig Connors
Email: cconnors@palmventures.com

with a copy to:

Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
Attention: Derek D. Bork, Esq.
Email: Derek.Bork@ThompsonHine.com

[Investor Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF NOTE

(Please see attached)

EXHIBIT B

FORM OF ARTICLES OF AMENDMENT OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Please see attached)

EXHIBIT C

FORM OF ARTICLES OF AMENDMENT OF

SERIES B CONVERTIBLE PREFERRED STOCK

(Please see attached)

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

(Please see attached)